EXHIBIT 99.1

Simmons First National Corporation Declares $0.19 Per Share Dividend

PINE BLUFF, Ark., May 27, 2011 (GLOBE NEWSWIRE) -- Simmons First National Corporation's (Nasdaq:SFNC) Board of Directors declared a regular $0.19 per share quarterly cash dividend payable July 1, 2011, to shareholders of record June 15, 2011.

Simmons First National Corporation is an eight bank financial holding company with community banks in Pine Bluff, Lake Village, Jonesboro, Rogers, Searcy, Russellville, El Dorado and Hot Springs, Arkansas. The Company's eight banks conduct financial operations from 89 offices, of which 85 are financial centers, in 47 communities in Arkansas, Missouri and Kansas.

The Simmons First National Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4819

CONTACT: DAVID W. GARNER
         Senior Vice President and Investor Relations Officer
         Simmons First National Corporation
         (870) 541-1000
         Ticker symbol: SFNC